                                                                    EXHIBIT 10.3


                       AMENDED CERTIFICATE OF DESIGNATION,
                        POWERS, PREFERENCES AND RIGHTS OF
                      SERIES AA REDEEMABLE PREFERRED STOCK
                            PAR VALUE $.001 PER SHARE
                                       OF
                                 SURGICARE, INC.

         (FORMERLY TECHNICAL COATINGS, INC., INCORPORATED JULY 20, 1984)

                                   ----------

                     PURSUANT TO SECTION 151 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

                                   ----------

         IT IS HEREBY CERTIFIED that:

         1. The name of the company (hereinafter called the "Corporation") is SurgiCare, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware.

         2. The Amended and Restated Certificate of Incorporation of the Corporation authorizes the issuance of Twenty Million (20,000,000) shares of Preferred Stock, par value $.001 per share ("Preferred Stock"), and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any or all of said shares in one (1) or more series and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

         3. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, has adopted the resolutions set forth below creating the Series AA Redeemable Preferred Stock:

         RESOLVED, that One Million Two Hundred Thousand (1,200,000) shares of the Twenty Million (20,000,000) authorized shares of Preferred Stock of the Corporation shall be designated Series AA Redeemable Preferred Stock, $.001 par value per share, and shall possess the rights and preferences set forth below:

                  SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall have a par value of $.001 per share and shall be designated as Series AA Redeemable Preferred Stock (the "Series AA Preferred Stock"), and the number of shares constituting the Series AA Preferred Stock shall be One Million Two Hundred Thousand (1,200,000). The following amounts of the Series AA Preferred Stock have been issued to the following holders respectively:

                Holder                                          No. of Shares
                ------                                          -------------
American International Industries, Inc.                            160,000
  Texas Real Estate Enterprises, Inc.                              556,000
    MidCity Houston Properties, Inc.                               484,000

at a face value of Five Dollars ($5.00) per share (the "Original Issue Price"), or Six Million and No/100 Dollars ($6,000,000) in the aggregate, in exchange for real estate with an appraised value equal to Six Million and No/100 Dollars ($6,000.000). Upon performance by the shareholders named above and Daniel Dror of all obligations imposed on them by that certain letter of intent between them and the Corporation dated November 15, 2002, the Corporation the holders and the Corporation shall convert 300,000 shares of the issued Series AA Preferred Stock to 3,658,537 shares of Common Stock, $0.005 par value per share, of the Corporation.

                  SECTION 2. RANK. The Series AA Preferred Stock shall be pari passu with the Series A Preferred Stock of the Corporation and with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series AA Preferred Stock ("Parity Securities") in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").


                  SECTION 3. LIQUIDATION PREFERENCE.

         (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the Holders of shares of Series AA Preferred Stock shall be entitled to receive, immediately after any distributions to Senior Securities required by the Corporation's Amended and Restated Certificate of Incorporation or any certificate of designation, and prior in preference to any distribution to Junior Securities but in parity with any distribution to Parity Securities, an amount per share equal to the sum of the Original Issue Price, plus all accrued or declared and unpaid dividends on such share, for each share of Series AA Preferred Stock then held by such Holders. If upon the occurrence of such event, and after payment in full of the preferential amounts with respect to the Senior Securities, the assets and funds available to be distributed among the Holders of the Series AA Preferred Stock and Parity Securities shall be insufficient to permit the payment to such Holders of the full preferential amounts due to the Holders of the Series AA Preferred Stock and the Parity Securities, respectively, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the Holders of the Series AA Preferred Stock and the Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Corporation's Amended and Restated Certificate of Incorporation and any certificate(s) of designation relating thereto. Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale of all or substantially all of the assets of the Corporation to another corporation or corporations shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3.

         (b) Upon the completion of the distribution required by Section 3(a), if assets remain in the Corporation, they shall be distributed to holders of Junior Securities in accordance with the Corporation's Amended and Restated Certificate of Incorporation including any duly adopted certificate(s) of designation.

                  SECTION 4. CONVERSION OF SERIES AA PREFERRED STOCK. The Corporation shall have the following option to convert the Series AA Preferred
Stock:

         (a) The Corporation shall have the option to convert the remaining 900,000 outstanding shares of Series AA Preferred Stock into fully-paid and non-assessable shares of Common Stock, $0.005 par value per share, of the Corporation in the manner and subject to the conditions provided for in this
Section 4. No payment or adjustment to the number of shares of Common Stock issuable upon conversion of one share of Series AA Preferred Stock shall be made on account of any stock split, subdivision, reclassification, issue or sale of any capital stock of the Corporation or other event. The Corporation may convert up to and including Three Hundred Thousand (300,000) shares of the Series AA Redeemable Preferred Stock of the Corporation to Common Stock on each of the following three dates: June 4, 2004, June 4, 2005; and June 4, 2006 (the "Conversion Dates"). Any conversion shall be proportionate among the Holders based on the number of Shares held by each on the Conversion Date. If the Corporation exercises its option to convert any shares pursuant to this Section 4, it shall convert each such share to the number of shares of Common Stock, $0.005 par value per share, of the Corporation determined by the following formula: $5.00 divided by the value of the Common Stock on the relevant Conversion Date or $0.41, whichever is greater. For the purposes of this Section 4, the value of Common Stock on the relevant Conversion Date shall be determined by the average closing price of the stock on the twenty (20) trading days immediately preceding the Conversion Date.

         (b) Each option to convert shares on a particular Conversion Date may be exercised at any time prior to the Conversion Date up to but not later than fifteen (15) days before the Conversion Date. To exercise an option to convert, the Corporation shall deliver or fax a copy of a notice of conversion ("Notice of Conversion") to each Holder of shares being converted at its address as it shall appear on the records of the Corporation, which notice shall identify the Holder of the shares to be converted, the date of conversion, the number of shares of Series AA Preferred Stock to be converted, and a statement of the number of shares of Common Stock issuable upon such conversion. If the Corporation exercises any option to convert, the Holder shall no later than three (3) business days after receipt of the notice of conversion surrender to a common courier for either overnight or two (2) day delivery to the office of the Corporation or the Transfer Agent, the original certificates representing the Series AA Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed for transfer; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the Preferred Stock Certificates are delivered to the Corporation or the Transfer Agent as provided above, or the Holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed, subject to the requirements of subsection 4(b)(i) below.

                  (i) Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series AA Preferred Stock, and in the case of loss, theft or destruction, indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificates, if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificates of like tenor and date. The Corporation, however, shall not be obligated to re-issue such lost or stolen

Preferred Stock Certificates if the Holder contemporaneously requests the Corporation to convert such Series AA Preferred Stock into Common Stock.

                  (ii) The Corporation no later than 6:00 p.m., Houston, Texas time, on the third (3rd) business day after receipt by the Corporation or its Transfer Agent of all necessary documentation duly executed and in proper form required for conversion, including the original Preferred Stock Certificates to be converted and after provision for security or indemnification in the case of lost, stolen or destroyed certificates, if required, shall issue and surrender to a common courier for either overnight or, if delivery is outside the United States, two (2) day delivery to the Holder as shown on the stock records of the Corporation a certificate for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid.

                  (iii) The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such shares of Common Stock on the Date of Conversion.

         5. REDEMPTION BY THE CORPORATION.

         The Corporation shall have the following option to redeem the Series AA Preferred Stock:

         (a) The Corporation shall have the option to redeem the remaining 900,000 outstanding shares of Series AA Preferred Stock in the manner and subject to the conditions provided for in this Section 5. The Corporation may redeem up to and including Three Hundred Thousand (300,000) shares of the Series AA Redeemable Preferred Stock of the Corporation on each of the following three Conversion Dates. Any redemption shall be proportionate among the Holders based on the number of Shares held by each on the Conversion Date. If the Corporation exercises its option to redeem any shares pursuant to this Section 5, it shall redeem each such share for $5.00 per share.

         (b) If less than all of the outstanding shares of Series AA Preferred Stock are to be redeemed, such shares shall be redeemed pro rata or by lot as determined by the Corporation in its sole discretion. The Corporation may elect to redeem shares of Series AA Preferred Stock in the order in which they would otherwise be converted, i.e., the Corporation may elect to redeem shares convertible on the anniversary date immediately following the giving of the notice or to any other shares and by giving notice of such redemption, terminate the Holder's conversion rights as to those shares. If the notice of election to redeem shares does not specify to which shares it shall apply, it shall apply to the Series AA Redeemable Preferred Stock shares in the order in which they would otherwise be converted.

         (c) Each option to redeem shares on a particular Conversion Date may be exercised at any time prior to the relevant Conversion Date up to but not later than fifteen (15) days before the Conversion Date. To exercise an option to redeem, the Corporation shall deliver or fax a copy of a notice of redemption ("Notice of redemption ") to each Holder of shares being redeemed at its address as it shall appear on the records of the Corporation, which notice shall identify the Holder of the shares to be redeemed, the date of redemption, and the number of shares of Series AA Preferred Stock to be redeemed The Corporation may act as the transfer agent for the Series AA Preferred Stock.

         (d) Prior to the date on which there shall have been a public distribution of the Preferred Stock, the Corporation may act as the redemption agent to redeem the Preferred Stock. Thereafter the Corporation shall appoint as its agent for such purpose a recognized stock transfer agent, which may be a bank or trust company in good standing, organized under the laws of the United States of America or any jurisdiction thereof, and may appoint any one or more additional such agents. The Corporation or such bank or trust company is hereinafter referred to as the "Redemption Agent." Following such appointment and prior to any redemption, the Corporation shall deliver to the Redemption Agent irrevocable written instructions authorizing the Redemption Agent, on behalf and at the expense of the Corporation, to cause such notice of redemption to be duly mailed as herein provided as soon as practicable after receipt of such irrevocable instructions and in accordance with the above provisions. All funds necessary for the redemption shall be deposited with the Redemption Agent in trust at least five (5) business days after the Redemption Date, for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor. Neither failure to mail any such notice to one or more such holders nor any defect in any notice shall affect the sufficiency of the proceedings for redemption as to other holders.

         (e) If notice of redemption shall have been mailed as hereinbefore provided, and the Corporation shall not default in the payment of the Redemption Price, then each holder of shares called for redemption shall be entitled to all preferences and relative and other rights accorded by this resolution until and including the date prior to the Redemption Date. If the Corporation shall default in making payment or delivery as aforesaid, then each holder of the shares called for redemption shall be entitled to all preferences and relative and other rights accorded by this Designation until and including the date prior to the date (the "Final Redemption Date") when the Corporation makes payment or delivery as aforesaid to the holders of the Preferred Stock. From and after the Redemption Date or, if the Corporation shall default in making payment or delivery as aforesaid, the Final Redemption Date, the shares called for redemption shall no longer be deemed to be outstanding, and all rights of the holders of such shares shall cease and terminate, except the right of the holders of such shares, upon surrender of certificates therefor, to receive amounts to be paid hereunder. The deposit of monies in trust with the Redemption Agent shall be irrevocable except that the Corporation shall be entitled to receive from the Redemption Agent the interest or other earnings, if any, earned on any monies so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings, and any balance of monies so deposited by the Corporation and unclaimed by the holders of the Preferred Stock entitled thereto at the expiration of two (2) years from the Redemption Date (or the Final Redemption Date, as applicable) shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for such payment, without interest.

                  SECTION 6. VOTING RIGHTS. In addition to any special voting rights expressly provided by the General Corporation Law of Delaware, and until each such share is converted into a share of Common Stock, Holders of Series AA Preferred Stock shall be entitled to vote on matters to be voted on by the stockholders of the Corporation, and shall be entitled to one (1) vote for each such share held by them, respectively, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class. In all cases where the Holders of shares of Series AA Preferred Stock have the right to vote separately as a class, such Holders shall be entitled to one (1) vote for each such share held by them respectively.

                  SECTION 7. PROTECTIVE PROVISIONS.

         (a) So long as shares of Series AA Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval by vote or written consent, as provided by the General Corporation Law of Delaware of the Holders of at least a majority of the then outstanding shares of Series AA Preferred Stock alter or change the rights, preferences or privileges of the Series AA Preferred Stock or any Senior Securities so as to affect adversely the Series AA Preferred

Stock. In the event Holders of at least a majority of the then outstanding shares of Series AA Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series AA Preferred Stock, pursuant to subsection (a) above, so as to affect adversely the Series AA Preferred Stock, then the Corporation will mail notice of such approved alteration or change to the Holders of the Series AA Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and the Dissenting Holders shall have the right for a period of thirty (30) days immediately following the date the notice was mailed to convert pursuant to the terms of this resolution of Designation as they exist prior to such alteration or change or continue to hold their shares of Series AA Preferred Stock subject to the approved alteration or change of the rights, preferences or privileges of the Series AA Preferred Stock.

         (b) If at any time or times the Corporation shall issue shares of Series AA Redeemable Preferred Stock not designated herein or Series A Redeemable preferred stock not issued and outstanding as of the date hereof, each Holder (i.e., holder of Series AA Redeemable Preferred Stock) shall be entitled to receive additional shares of Series AA Redeemable Preferred Stock in an amount determined by the following formula: multiply the number of shares of Series AA Redeemable Preferred Stock of the Holder immediately prior to the new issuance by the number of shares of Series A and/or Series AA Redeemable Preferred Stock to be issued and divide the result by the aggregate number of shares of Series A and Series AA Redeemable Preferred Stock issued and outstanding immediately prior to the new issuance. The rights provided for in this Section 7(b) shall not apply to any shares for which the Series AA Redeemable Preferred Stock has been converted or any shares which have been redeemed.

         SECTION 8. NOTICES TO SHAREHOLDERS. In the event of:

                  (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

                  (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, limited liability company, partnership, whether general or limited, or other person or firm a majority of the equity interests in which shall not be owned by holders of capital stock of the Corporation immediately thereafter, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series AA Redeemable Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock or other securities shall be entitled to exchange their shares of Common Stock or other securities for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least thirty (30) days prior to the date specified in such notice on which such action is to be taken. In addition to the foregoing, each holder of Series AA Preferred Stock shall be given, at the same times as holders of Common Stock, all notices of corporate action or proposed corporate action given to holders of Common Stock.

         SECTION 9. EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law, the shares of Series AA Redeemable Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Corporation's Amended and Restated Certificate of Incorporation. The shares of Series AA Redeemable Preferred Stock shall have no preemptive or subscription rights, except as otherwise expressly provided for herein.

         SECTION 10. HEADINGS. The headings of the various sections and subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         SECTION 11. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Series AA Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

         SECTION 12. STATUS OF REACQUIRED SHARES. Shares of Series AA Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.

         SECTION 13. PREFERENCE RIGHTS. Nothing contained herein shall be construed to prevent the Board of Directors of the Corporation from issuing one
(1) or more series of Preferred Stock with dividend and/or liquidation preferences junior to the dividend and liquidation preferences of the Series AA Preferred Stock.

         SECTION 14. RESTRICTION. The shares provided for in this Certificate shall be subject to the provisions of that certain Purchase Agreement of even date herewith between the holders identified above, as Sellers, and the issuer, as Buyer, and any transferee of the shares shall take subject to the rights of the issuer provided for therein.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf by its President this _____ day of _____________________ 20_____.


                                        SURGICARE, INC.


                                        ----------------------------------------

                                        Name:
                                              ----------------------------------

                                        Title:
                                               ---------------------------------

Attest:


---------------------------------

Name:
      ---------------------------

Title:
       --------------------------



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